Nicor Inc.
Birdsall, Inc. Retirement Savings Plan
Form 11-K
Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107375 of Nicor Inc. on Form S-8 of our report dated June 18, 2010, relating to the financial statements and supplemental schedule of Birdsall, Inc. Retirement Savings Plan appearing in this annual report on Form 11-K of Birdsall, Inc. Retirement Savings Plan for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 18, 2010